UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2018

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut		06477
(Address of principal executive offices)		(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2018, Central Maine Power Company (“CMP”), a subsidiary of Avangrid, Inc. (the “Corporation”), entered into the following seven transmission service agreements (each, a “TSA” and collectively, the “TSAs”) in connection with the New England Clean Energy Connect transmission line (“NECEC”):

1.(a)	TSA with NSTAR Electric Company (d/b/a Eversource), pursuant to which CMP will provide 579.335 MW of firm transmission service over the NECEC for a twenty year term commencing on the commercial operation date of the NECEC (the “COD”).

1.(b)	TSA with Massachusetts Electric Company (d/b/a National Grid) and Nantucket Electric Company (d/b/a National Grid), pursuant to which CMP will provide 498.348 MW of firm transmission service over the NECEC for a twenty-year term commencing on the COD.

1.(c)	TSA with Fitchburg Gas & Electric Light Company (d/b/a Unitil), pursuant to which CMP will provide 12.317 MW of firm transmission service over the NECEC for a twenty year term commencing on the COD.

2.(a)	TSA with H.Q. Energy Services (U.S.) Inc. (“HQUS”), an affiliate of Hydro-Québec, pursuant to which CMP will provide 579.335 MW of firm transmission service over the NECEC for a twenty year term commencing on the twentieth anniversary of the COD.

2.(b)	TSA with HQUS, pursuant to which CMP will provide 498.348 MW of firm transmission service over the NECEC for a twenty year term commencing on the twentieth anniversary of the COD.

2.(c)	TSA with HQUS, pursuant to which CMP will provide 12.317 MW of firm transmission service over the NECEC for a twenty year term commencing on the twentieth anniversary of the COD.

3.	TSA with HQUS, pursuant to which CMP will provide 110 MW of firm transmission service over the NECEC for a forty year term commencing on the COD.

Each of the foregoing TSAs have been entered into in the context of the solicitation for competitive proposals for clean energy generation issued on March 31, 2017 by the Massachusetts electric distribution companies referenced above (collectively, the “EDCs”) pursuant to Section 83D of the Massachusetts Act Relative to Green Communities (the “MA 83D RFP”). The NECEC project was submitted by CMP into the MA 83D RFP as part of a joint bid with an affiliate of Hydro-Québec. On March 28, 2018 the EDCs confirmed the selection of the NECEC-Hydro-Québec “100% Hydro” joint bid as the proposal moving forward to contract negotiations.

The NECEC is a 1,200 megawatt (“MW”) +/-320 kilovolt (“kV”) high voltage direct current (“HVDC”) transmission line to be constructed, owned, operated and maintained by CMP extending from the U.S.-Canada border in Maine to a direct current to alternating current converter station to be located in the City of Lewiston, Maine, along with certain necessary transmission interconnection facilities and upgrades to the existing alternating current transmission system in Maine. It will interconnect at the U.S.-Canada border with a HVDC transmission line to be constructed, owned, operated and maintained in Quebec by Hydro-Québec TransÉnergie, a division of Hydro-Québec (the “Quebec Line”). The estimated NECEC capital investment is approximately $950 million.

Simultaneous with the execution of the TSAs with CMP, and in connection with the MA 83D RFP, the EDCs have executed certain power purchase agreements with HQUS for sales of electricity and environmental attributes to the EDCs for terms of twenty years commencing on the COD.

Except for certain provisions of the TSAs related to certain regulatory proceedings and other customary provisions that are effective upon execution of the TSAs, the TSAs with the EDCs shall become effective upon final non-appealable approval of the Massachusetts Department of Public Utilities (“MDPU” and the approval thereof, the “MDPU Approval”) in accordance with Section 83D of the Massachusetts Act Relative to Green Communities. The TSAs are also subject to final non-appealable orders by the Federal Energy Regulatory Commission (“FERC”) approving or accepting the TSAs for filing (the “FERC Orders”). The TSAs may be terminated by either party without liability to the other party under the respective TSA in certain scenarios, including if the MDPU Approval or the FERC Orders are not received by January 25, 2020. CMP shall file the TSAs before FERC as soon as practicable after the EDCs file for the MDPU Approval, and in any event within 30 days thereafter.

Under the TSAs, CMP has the obligation to achieve certain critical milestones associated with the development and construction of the NECEC before agreed upon dates, including achieving commercial operation by December 13, 2022. Due dates for the achievement of critical milestones may be extended in certain scenarios. If COD is not achieved by the due date (as such date may be extended pursuant to the terms of the TSAs), the TSAs contemplate certain delay liquidated damages.

Upon commercial operation, CMP will charge the EDCs and HQUS fixed stated rates for the firm transmission service, which increase each year during years one to twenty after COD, and will charge HQUS a fixed stated rate for the firm transmission service during years twenty-one to forty after COD.

CMP bears the risks of investment overruns, project scope changes, and increased operating expenses. The TSAs include provisions requiring the “public interest” standard of review for any third-party challenges at FERC (Mobile-Sierra provision).

Under the TSAs, certain outages of the NECEC will result in reductions in transmission service payments by the EDCs and HQUS to CMP and the payment of liquidated damages by CMP to HQUS.

The TSAs contain representations and warranties, indemnity, liability limitation, default, termination, and dispute resolution provisions customary for agreements of this nature, as well as provisions for resales of unutilized transmission capacity, real power losses, and reporting obligations.

The foregoing description is only a summary of the material provisions of the TSAs, and the transactions contemplated thereby, and does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which will be filed by the Corporation as exhibits to its quarterly report on Form 10-Q for the quarterly period ending June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Richard J. Nicholas
Name:	Richard J. Nicholas
Title:	Senior Vice President – Chief Financial Officer

Dated: June 14, 2018

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